UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009

InfoSonics Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-32217	33-0599368
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

4350 Executive Drive, Suite #100, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Abraham Rosler resigned from his positions as Executive Vice President and as a member of the Board of Directors of InfoSonics Corporation (the “Company”) effective as of October 6, 2009 (the “Separation Date”).  Mr. Rosler’s resignation was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices nor was Mr. Rosler removed for cause.

In connection with Mr. Rosler’s resignation, on October 6, 2009, the Company and Mr. Rosler (acting individually and in his capacity as trustee of the Abraham Rosler Family Trust) entered into an Agreement and General Release of Claims (the “Separation Agreement”).  Mr. Rosler may revoke the Separation Agreement at any time prior to October 14, 2009, the expiration date of the statutory revocation period (the “Revocation Period”).  Regardless of whether Mr. Rosler revokes the Separation Agreement during the Revocation Period, his resignation from the Board of Directors of the Company is irrevocable as of the Separation Date.

The terms of the Separation Agreement include the following:

•                  The Company will pay Mr. Rosler a lump sum severance payment of $75,000 (the “Severance Payment”).

•                  Mr. Rosler and his trust forfeit and surrender all right, title and interest in and to an aggregate of 463,500 vested and unvested options to purchase Company common stock that he and the trust currently own.

•                  Mr. Rosler will be entitled to continued Company-paid medical coverage until October 31, 2009.  Thereafter, Mr. Rosler will receive any benefits to which he may be entitled under COBRA at his expense.

•                  Mr. Rosler releases and waives all claims he may have against the Company in any capacity as well as those against the Company’s officers, directors, shareholders, subsidiaries and other related parties.

•                  The Employment Agreement, dated April 8, 2008, between Mr. Rosler and the Company is terminated, except for those provisions that expressly survive termination.

The above terms are subject to Mr. Rosler’s not revoking the Separation Agreement during the Revocation Period, and will only become effective at the end of the Revocation Period.

The description of the Separation Agreement in this Item 5.02 is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Agreement and General Release of Claims, dated October 6, 2009, between the Company and Abraham Rosler individually and as trustee of the Abraham Rosler Family Trust.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

/s/ Jeffrey Klausner
Jeffrey Klausner
Date: October 8, 2009	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and General Release of Claims, dated October 6, 2009, between the Company and Abraham Rosler individually and as trustee of the Abraham Rosler Family Trust.